Exhibit 10
FIRST AMENDMENT TO
CONOCOPHILLIPS
EXECUTIVE SEVERANCE PLAN
(As Amended and Restated Effective January 1, 2005)
     Effective January 1, 2005, ConocoPhillips (the “Company”) amended and restated the ConocoPhillips Executive Severance Plan (the “Plan”) for the benefit of certain employees of the Company and its subsidiaries. On December 12, 2005, the Company entered into an Agreement and Plan of Merger by and among the Company, Cello Acquisition Corp. (a wholly-owned subsidiary of the Company, “Cello”), and Burlington Resources Inc. (“BR”) whereby BR would become, through merger with Cello, a wholly-owned subsidiary of the Company. If the merger becomes effective, certain employees of BR would meet the criteria as “Eligible Employees” under the Plan. However, these BR employees are currently covered by plans sponsored by BR providing similar benefits to those provided by the Plan. The Compensation Committee of the Board of Directors of the Company by resolution effective February 25, 2006, has determined that it is in the best interests of the Company, and consistent with the purposes of the Plan to adopt this First Amendment to the Plan. Pursuant to such resolution and under authority granted to appropriate officers of the Company by resolution of the Compensation Committee of the Board of Directors dated February 25, 2006, the undersigned Vice President, Human Resources, of the Company hereby makes this First Amendment to the Plan, as amended and restated effective January 1, 2005.
     Pursuant to the foregoing, the Plan is hereby amended as follows:
1.	Exhibit B to the Plan is hereby amended, effective upon the date this Second Amendment is executed, as set forth below, to read as set forth in the attachment hereto.

2.	Except as amended hereby, the ConocoPhillips Executive Severance Plan (As Amended And Restated Effective January 1, 2005), shall be, and hereby is, ratified and affirmed.
Executed this 2nd day of March, 2006.

/s/ Carin S. Knickel

Carin S. Knickel, Vice President, Human Resources

Attachment to First Amendment to
ConocoPhillips Executive Severance Plan
Exhibit B
Employees Ineligible for Executive Severance Plan
Lars A. Takla
Any employee of Burlington Resources Inc. or its subsidiaries who is eligible to participate in the Amended and Restated Burlington Resources Inc. Employee Change in Control Severance Plan, in the Amended and Restated Burlington Resources Inc. Executive Change in Control Severance Plan, or in any other plan, program, or arrangement sponsored by Burlington Resources Inc. or its subsidiaries providing for payment or benefits upon termination with Burlington Resources Inc. or its subsidiaries, whether such employee is so eligible before, on, or after the effective date of the merger of Burlington Resources Inc. with Cello Acquisition Corp.

SECOND AMENDMENT TO
CONOCOPHILLIPS
EXECUTIVE SEVERANCE PLAN
(As Amended and Restated Effective January 1, 2005)
     Effective January 1, 2005, ConocoPhillips (the “Company”) amended and restated the ConocoPhillips Executive Severance Plan (the “Plan”) for the benefit of certain employees of the Company and its subsidiaries. The Compensation Committee of the Board of Directors of the Company by resolution effective February 1, 2007, has determined that it is in the best interests of the Company, and consistent with the purposes of the Plan to adopt this Second Amendment to the Plan. Pursuant to such resolution and under authority granted to appropriate officers of the Company by resolution of the Compensation Committee of the Board of Directors dated February 1, 2007, the undersigned Vice President, Human Resources, of the Company hereby makes this Second Amendment to the Plan, effective March 31, 2007.
     Pursuant to the foregoing, the Plan is hereby amended as follows:
3.	Paragraph (b) of Section 2.1 of the Plan is amended in its entirety to read as follows:

“The amount that is the present value, determined as of the Severed Employee’s Severance Date, of the increase in benefits under the Retirement Plans that would result if the Severed Employee was credited with the following number of additional years of age and service under the Retirement Plans: (i) 2, in the case of a Tier 1 Employee or (ii) 1.5, in the case of a Tier 2 Employee; provided, however, that in calculating (b), if the Severed Employee is entitled under the Retirement Plans to any additional credited service due to the circumstances of the Severed Employee’s termination, then the amount of the present value of the increased benefits called for in the determination of (b) shall be reduced by the amount of the present value of the increased benefits under the Retirement Plans calculated after taking into account the circumstances of the Severed Employee’s termination, but not below zero. Present value shall be determined based on the assumptions utilized under the ConocoPhillips Retirement Plan for purposes of determining contributions under Code Section 412 for the most recently completed plan year.”

4.	Except as amended hereby, the ConocoPhillips Executive Severance Plan (As Amended and Restated Effective January 1, 2005), shall be, and hereby is, ratified and affirmed.
Executed this 30th day of March, 2007.

/s/ Carin S. Knickel
Carin S. Knickel, Vice President, Human Resources